UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 4, 2014

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2014, Akebia Therapeutics, Inc. (the “Company”) and Robert Shalwitz, M.D., Chief Medical Officer of the Company, agreed upon terms relating to Dr. Shalwitz’s resignation from the Company, which will be effective as of December 31, 2014. Under the terms of Dr. Shalwitz’s separation agreement, from August 5, 2014 to December 31, 2014 he will be employed by the Company as Executive Vice President and will no longer serve in the position of Chief Medical Officer. Beginning January 1, 2015, he will receive severance in the amount of one year’s salary, or $410,000, payable bi-weekly and will be eligible to receive a taxable reimbursement for up to twelve months of COBRA continuation coverage. The Company has also entered into a two-year consulting agreement with Dr. Shalwitz, commencing on January 1, 2015 and ending on December 31, 2016, under which he will provide consulting services to the Company in exchange for continued vesting of his outstanding restricted stock and stock options during the term of the consulting agreement and, under certain circumstances set forth in the consulting agreement, an extended exercise period for any vested stock options at the end of the consulting period. In addition, all of Dr. Shalwitz’s unvested restricted stock and stock options will immediately vest upon the termination of the consulting agreement on December 31, 2016 or, if earlier, upon a change of control of the Company or the termination of the consulting agreement due to his death or by the Company without cause. For consulting services provided in excess of 30 hours per month in the first year of the consulting agreement and 10 hours per month in the second year of the consulting agreement, the Company will compensate Dr. Shalwitz on an hourly basis. All severance and consulting benefits are contingent on Dr. Shalwitz’s continued compliance with the non-disparagement, confidentiality, non-compete and non-solicitation clauses in the agreements, as well as all other terms.

Item 7.01 Regulation FD Disclosure.

The information contained in this Item shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

On August 6, 2014, the Company issued a press release announcing the appointment by the Board of Bradley Maroni, M.D., as the Senior Vice President and Chief Medical Officer of the Company as of August 18, 2014. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated August 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ JOHN P. BUTLER
John P. Butler
President and Chief Executive Officer

Date: August 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated August 6, 2014